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                                                                   EXHIBIT 23.7

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

  We hereby consent to (i) the inclusion of our opinion letter, dated January 12, 1997, to the Board of Directors of Somatix Therapy Corporation as Annex C to the Joint Proxy Statement/Prospectus of Somatix Therapy Corporation relating to the Merger referred to therein and (ii) all references to Donaldson, Lufkin & Jenrette in the sections captioned "Summary--Opinion of Somatix' Financial Advisor" and "The Merger--Opinion of Somatix' Financial Advisor" of the Joint Proxy Statement/Prospectus of Cell Genesys, Inc. and Somatix Therapy Corporation which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By:    /s/ Lawrence N. Lavine
                                            ___________________________________
                                                   Lawrence N. Lavine
                                                    Managing Director

New York, New York
April 28, 1997